Exhibit 10.2

COBRA OIL & GAS COMPANY

	17790 E. Purdue Place	t: 303 618-2855
	Aurora, Colorado	f: 303 766-0637
U. S. A. 80013

DNR OIL & GAS COMPANY	May 15, 2006
12741 E. Caley, Unit #142
Centennial, Colorado
80111

Re:   JOINT VENTURE AGREEMENT

DNR OIL & GAS COMPANY (DNR) does hereby agrees to purchase a 25% (twenty five percent) working interest in the Mike Prospect in Adams County, Colorado, Section 23,24-1S-62W.

  DNR will pay 25% of the up-front Prospect Fee & Land Costs upon execution of this agreement.

Land	$20,000.00
Prospect Fee	3,000.00
Total Costs	$23,000.000
DNR Costs	$ 5,750.00	(25% of $23,000.00)

  DNR will pay 25% of any lease rentals required.

  DNR will pay 25% of the costs of drilling and completion upon receipt of an AFE.

DNR OIL & GAS COMPANY
By: Charles B. Davis	Signature: CHARLES B. DAVIS
Title: President